FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	James Anderson, 312/822-7757
Sarah Pang, 312/822-6394	Derek Smith, 312/822-6612
David Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES THIRD QUARTER 2013 RESULTS:

•	NET OPERATING INCOME OF $269 MILLION

•	P&C NET WRITTEN PREMIUM GROWTH OF 2%

•	BOOK VALUE PER SHARE EX AOCI OF $44.64, AN INCREASE OF 5% FOR THE YEAR

•	OPERATING ROE OF 9%

•	QUARTERLY DIVIDEND OF $0.20 PER SHARE
CHICAGO, October 28, 2013 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2013 results, which included net operating income of $269 million, or $1.00 per share, and net income of $272 million, or $1.01 per share. Property & Casualty Operations' combined ratio for the third quarter was 94.0%.
CNA Financial also declared a quarterly dividend of $0.20 per share, payable November 26, 2013 to stockholders of record on November 12, 2013.

	Results for the Three Months Ended September 30 (a)		Results for the Nine Months Ended September 30 (a)
($ millions, except per share data)	2013	2012	2013	2012
Net operating income	$269	$216	$704	$594
Net income	272	221	716	637

Net operating income per diluted share	$1.00	$0.80	$2.61	$2.20
Net income per diluted share	1.01	0.82	2.65	2.36

	September 30, 2013	December 31, 2012	Change

Book value per share	$45.06	$45.71	(1)%
Book value per share excluding AOCI	44.64	42.62	5%

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion of this measure.

Property & Casualty Operations' net operating income was $330 million for the third quarter of 2013 as compared with $264 million in the prior year quarter. This increase was primarily due to improved non-catastrophe current accident year underwriting results and higher favorable net prior year development, partially offset by higher catastrophe losses. Net written premiums grew 2% year over year, driven by increases in CNA Specialty and Hardy.
Net operating results for our non-core segments decreased $13 million as compared with the prior year quarter. The Life & Group Non-Core segment was adversely affected by unfavorable morbidity in our long term care business, partially offset by the effect of rate increase actions and favorable persistency in that business.
Pretax net investment income was $597 million for the third quarter of 2013, essentially unchanged from $601 million in the prior year quarter.
Property & Casualty Operations
“CNA’s third quarter results reflect improved earnings and sustained progress in our core P&C business performance,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “We are pleased with these results and are encouraged by the margin improvement, the ongoing favorable rate trends, and the continued shift in our book of business toward focus customer segments.”

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Net written premiums	$1,619	$1,590	$5,115	$4,805
NWP growth (% year over year)	2%	—%	6%	2%
Net operating income	$330	$264	$845	$698

Loss ratio	60.9%	65.4%	65.6%	67.3%
Effect of catastrophe impacts	(2.5)	(1.6)	(3.0)	(2.6)
Effect of development-related items	4.4	2.6	2.1	2.8
Loss ratio excluding catastrophes and development	62.8%	66.4%	64.7%	67.5%

Combined ratio	94.0%	99.7%	99.0%	101.1%
Combined ratio excluding catastrophes and development	95.9%	100.7%	98.1%	101.3%

Business Operating Highlights
CNA Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Net written premiums	$778	$723	$2,337	$2,206
NWP growth (% year over year)	8%	(4)%	6%	2%
Net operating income	$187	$136	$475	$374

Loss ratio	55.6%	62.5%	60.1%	63.6%
Effect of catastrophe impacts	(1.7)	(0.5)	(0.9)	(0.4)
Effect of development-related items	9.9	5.4	6.3	4.2
Loss ratio excluding catastrophes and development	63.8%	67.4%	65.5%	67.4%

Combined ratio	85.3%	93.7%	90.1%	95.1%
Combined ratio excluding catastrophes and development	93.5%	98.6%	95.5%	98.9%

•
Net written premiums increased $55 million for the third quarter of 2013 as compared with the prior year quarter. This increase was driven by increased rate. Average rate increased 6% for the third quarter of 2013 as compared with an increase of 5% for the prior year quarter for the policies that renewed in each period. Retention of 85% was achieved in each period.

•	Net operating income increased $51 million for the third quarter of 2013 as compared with the prior year quarter. This increase was primarily due to improved underwriting results.

•
The combined ratio improved 8.4 points for the third quarter of 2013 as compared with the prior year quarter. The loss ratio improved 6.9 points, due to higher favorable net prior year development and an improved non-catastrophe current accident year loss ratio, partially offset by higher catastrophe losses. The expense ratio improved 1.6 points, primarily due to the impact of lower underwriting expenses and a higher net earned premium base.

CNA Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Net written premiums	$760	$811	$2,504	$2,543
NWP growth (% year over year)	(6)%	(3)%	(2)%	—%
Net operating income	$131	$125	$368	$321

Loss ratio	67.9%	70.5%	72.1%	71.3%
Effect of catastrophe impacts	(2.9)	(2.8)	(4.8)	(4.7)
Effect of development-related items	(0.8)	(0.3)	(1.0)	1.7
Loss ratio excluding catastrophes and development	64.2%	67.4%	66.3%	68.3%

Combined ratio	103.0%	106.0%	107.2%	106.8%
Combined ratio excluding catastrophes and development	99.3%	102.9%	101.4%	103.8%

•
Net written premiums decreased $51 million for the third quarter of 2013 as compared with the prior year quarter. This decrease was primarily driven by previous underwriting actions taken in certain business classes. These underwriting actions were partially offset by continued strong rate increases. Average rate increased 8% for the third quarter of 2013 as compared with an increase of 7% for the prior year quarter for the policies that renewed in each period. Retention of 71% and 77% was achieved in each period.

•	Net operating income increased $6 million for the third quarter of 2013 as compared with the prior year quarter. This increase was primarily due to improved current accident year underwriting results.

•
The combined ratio improved 3.0 points for the third quarter of 2013 as compared with the prior year quarter. The loss ratio improved 2.6 points, primarily due to an improved current accident year loss ratio. The expense ratio improved 0.4 points, primarily due to the impact of lower underwriting expenses.

Hardy

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Net written premiums	$81	$56	$274	$56
NWP growth (% year over year)	45%		N/M %
Net operating income	$12	$3	$2	$3

Loss ratio	40.5%	33.3%	47.3%	33.3%
Effect of catastrophe impacts	(5.4)	—	(2.0)	—
Effect of development-related items	4.9	8.9	(4.3)	8.9
Loss ratio excluding catastrophes and development	40.0%	42.2%	41.0%	42.2%

Combined ratio	85.1%	85.8%	95.4%	85.8%
Combined ratio excluding catastrophes and development	84.6%	94.7%	89.1%	94.7%

•	Hardy, a specialized Lloyd's of London underwriter, was acquired on July 2, 2012.

•
Net written premiums increased $25 million for the third quarter of 2013 as compared with the prior year quarter. This increase was driven by growth of non-marine property and a reduction in the amount of reinsurance purchased across several business units. In addition, a change in Hardy's share of the results of Syndicate 382 contributed to the growth in the period. Hardy retains 100% of the results for the 2013 year of account, while 25% of the capital for the 2012 year of account was provided by third parties. Average rate decreased 5% for the third quarter of 2013 as compared with an increase of 1% for the prior year quarter for the policies that renewed in each period. Retention of 75% and 73% was achieved in each period.

•
Net operating income increased $9 million for the third quarter of 2013 as compared with the prior year quarter. This increase was primarily due to improved non-catastrophe underwriting results, partially offset by higher catastrophe losses.

•
The combined ratio improved 0.7 points for the third quarter of 2013 as compared with the prior year quarter. The loss ratio increased 7.2 points, primarily due to higher catastrophe losses. The expense ratio improved 7.9 points, primarily due to the higher net earned premium base.

Life & Group Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Operating revenues	$346	$343	$1,041	$1,036
Total claims, benefits and expenses	425	400	1,221	1,160
Net operating loss	(35)	(22)	(71)	(38)

•
Net operating loss increased $13 million for the third quarter of 2013 as compared with the prior year quarter. Results were affected by unfavorable morbidity in our long term care business, partially offset by the effect of rate increase actions and favorable persistency in that business.

Corporate & Other Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
Operating revenues	$11	$13	$30	$36
Total claims, benefits and expenses	53	50	138	131
Net operating loss	(26)	(26)	(70)	(66)

•
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and A&EP. Results for the third quarter of 2013 were comparable to the prior year quarter.

Net Operating Income (Loss)

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$187	$136	$475	$374
CNA Commercial	131	125	368	321
Hardy	12	3	2	3
Total P&C Operations	330	264	845	698
Life & Group Non-Core	(35)	(22)	(71)	(38)
Corporate & Other Non-Core	(26)	(26)	(70)	(66)
Total	$269	$216	$704	$594
Net Income (Loss)

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$188	$136	$474	$386
CNA Commercial	132	132	364	343
Hardy	13	2	4	2
Total P&C Operations	333	270	842	731
Life & Group Non-Core	(35)	(24)	(62)	(29)
Corporate & Other Non-Core	(26)	(25)	(64)	(65)
Total	$272	$221	$716	$637
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$1,368	$1,211	$3,980	$3,670
CNA Commercial	805	864	2,715	2,715
Hardy	105	87	359	87
Total P&C Operations	$2,278	$2,162	$7,054	$6,472
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$778	$723	$2,337	$2,206
CNA Commercial	760	811	2,504	2,543
Hardy	81	56	274	56
Total P&C Operations	$1,619	$1,590	$5,115	$4,805

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 287-5563, or for international callers, (719) 325-2494. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 4, 2013 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 2231661. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Definition of Reported Segments
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
Hardy, a specialized Lloyd's of London underwriter, was acquired on July 2, 2012. Through Lloyd's Syndicate 382, Hardy underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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